ENDOCHOICE HOLDINGS, INC.
2015 OMNIBUS EQUITY INCENTIVE PLAN
Nonqualified Stock Option Agreement
This Nonqualified Stock Option Agreement (this “Agreement”) is made and entered into as of _______________ and between EndoChoice Holdings, Inc., a Delaware corporation (the “Company”) and ______________ (the “Participant”).

Grant Date:	__________________
Exercise Price per Share:	__________________
Total Shares of Stock Subject to Option:	__________________
Expiration Date:	__________________
1.Grant of Option.
1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”). The Option is intended to be a Nonqualified Stock Option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.
1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company or its Affiliates and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.
2.    Exercise Period; Vesting.
2.1    Vesting Schedule. The Option will become vested and exercisable with respect to _________________ shares per the following vesting schedule until the Option is 100% vested. Except as provided in this Agreement, the unvested portion of the Option will not be exercisable on or after the Participant’s Termination.

Vesting Date	Number of Stock Options That Vest
________________	__________________
________________	__________________
2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.    Termination of Employment or Service. The Participant’s Option shall be forfeited upon his or her Termination of employment or service, except as set forth below:
3.1    Termination for Reasons Other Than Cause, Death, Disability or Retirement. Upon a Participant’s Termination for any reason other than death, Disability, Retirement or for Cause, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (a) the ninetieth (90th) day following such Termination and (b) the Expiration Date.
3.2    Termination for Cause. Upon a Participant’s Termination for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
3.3    Termination Due to Disability. Upon a Participant’s Termination by reason of Disability, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (a) the first anniversary of such Termination and (b) the Expiration Date.
3.4    Termination Due to Death. Upon the Participant’s Termination by reason of death, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (a) the first anniversary of the date of such death and (b) the Expiration Date.
3.5    Termination Due to Retirement. Upon a Participant’s Termination by reason of Retirement, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (a) the fifth (5th) anniversary of such Termination and (b) the Expiration Date. For purposes of this Agreement, Retirement shall be mean a Participant’s Termination after either (a) the attainment of age 55 with 10 years of service, or (b) the attainment of age 65.
3.6    Death after Termination. Notwithstanding the above provisions of this Section 3, if a Participant dies after such Participant’s Termination, but while his or her Option remains exercisable as set forth above, such Option may be exercised at any time until the earlier of (a) the first anniversary of the date of such death and (b) the Expiration Date.
4.    Manner of Exercise.
4.1    Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice of intent to exercise in the form specified or accepted by the Committee (or by complying with any alternative exercise procedures that may be authorized by the Committee), setting forth the number of Shares with respect to which the Option is to be exercised. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable to the Company in full (which payment shall include applicable taxes, if any, in accordance with Article XVII of the Plan) at the time of exercise, by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made in one or more of the manners permitted by Section 6.6 of the Plan.
4.3    Withholding. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount, in accordance with Article XVII of the Plan.
4.4    Issuance of Shares. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 4 and Section 6.6 of the Plan and satisfaction of tax obligations in accordance with Article XVII of the Plan, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 20.9 of the Plan.
5.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Independent Contractor, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's employment or service at any time, with or without Cause. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until a book entry has been created for the Participant with respect to such Shares following exercise of his or her Option in accordance with the provisions of the Plan and this Agreement; provided, that notwithstanding the foregoing, a Participant receiving an Option shall not have any rights to dividends with respect to any Shares earned upon satisfaction or achievement of the terms and conditions of such Option with respect to any period prior to the date upon which such a book entry is created for the Participant.

6.    Transferability. Except as otherwise provided in Sections 8.5 or 13.3 of the Plan or as otherwise determined at any time by the Committee, the Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or (ii) by gift or other transfer to any trust or estate in which the Participant or the Participant’s spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 issued pursuant to the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13.1 of the Plan; provided further, however, that the Option may not be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company and the Option shall not be transferable pursuant to a domestic relations order or similar order. Further, except as otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 13.1 of the Plan, the Option shall be exercisable during the Participant’s lifetime only by the Participant.
7.    Change in Control. The terms of the Plan will govern the Option in the event of a Change in Control.
8.    Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 4.4 of the Plan.
9.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.
10.    Non-competition and Non-solicitation.
10.1    Non-competition and Non-solicitation Restrictions. In consideration of the Option, the Participant agrees and covenants not to:
(a)    contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in a Competing Business (as defined in the EndoChoice Employee Covenants Agreement) during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Participant's Termination;
(b)    directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Participant's Termination; or

(c)    directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates during the Restricted Period (as defined in the EndoChoice Employee Covenants Agreement) following the Participant's Termination.
10.2    Enforcement of Non-competition and Non-solicitation Restrictions. In the event of a breach or threatened breach by the Participant of any of the covenants contained in Section 10.1:
(a)    any unvested portion of the Option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and
(b)    the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
11.    Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
12.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.
13.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

15.    Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.
17.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.
19.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Participant under this Agreement without the Participant’s consent, subject to the provisions of Sections 16.1 and 16.2 of the Plan.
20.    No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. The Participant consents to (a) receive any documents related to his or her current or future participation in the Plan, including this Agreement, by electronic means, (b) the use of electronic signatures or other electronic indication(s) of acceptance, and (c) participate in the Plan and/or receive any documents related to such participation through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.